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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 3 to Form S-3 Registration Statement of Calpine Corporation for the registration of
8,280,000 shares of its common stock and 5,520,000      % convertible preferred
securities, remarketable term income deferrable equity securities, of our report of Sumas Cogeneration Company, L.P. and Subsidiary dated January 20, 1999, on our audits of the consolidated financial statements of Sumas Cogeneration Company, L.P. and Subsidiary as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998, which report is included in Calpine Corporation's 1998 Annual Report on Form 10-K, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."


                                          MOSS ADAMS LLP

Everett, Washington

October 27, 1999